1 Q2 2021 Earnings Highlights SVB Financial Group Q2 2021 CEO Letter July 22, 2021 To our Stakeholders: SVB delivered another quarter of outstanding financial performance, with Earnings Per Share of $9.09, Net Income of $502 million and Return on Equity of 22 percent. Q2’21 highlights: Another quarter of exceptional growth and profitability The innovation markets continued to generate robust liquidity, through strong fundraising, investment and exit activity, all of which contributed to healthy client activity and another exceptional quarter of balance sheet growth and revenues for SVB. Average assets increased by $26 billion or 21 percent to $151 billion, while average client funds reached $308 billion, a $46 billion or 18 percent increase for the quarter. Continuing the trend of recent quarters, our balance sheet growth more than offset pressure from low rates, driving net interest income of $735 million, an 11 percent quarterly increase and a 42 percent increase year over year. We have nearly doubled the size of our balance sheet in the past year, driving exceptional NII growth, and establishing a foundation for higher sustainable net interest income generation in the future. Our strong execution and thriving markets enabled us to deliver excellent performance across our business, with robust average loan growth of 8 percent and a new milestone of $50 billion in period-end loan balances—all the more remarkable given $800 million in repayments in our PPP portfolio; strong warrant and investment gains of $314 million, net of non-controlling interests; improved core fee income growth of 8 percent due to record foreign exchange activity and higher card and deposit fees; and robust SVB Leerink revenues of $120 million. Finally, improving economic conditions contributed to another quarter of stable credit. We’ve achieved exceptional growth and have further raised our expectations for future performance. To support this growth and capitalize on our long-term growth opportunity, we are further accelerating investments in our strategic priorities. Strong markets and effective execution continue to drive extraordinary growth Against the backdrop of exceptional global liquidity, healthy funding, and robust client activity, we continue to execute strongly, and added a record 1,700+ new clients in the second quarter through our consistent focus on client engagement and expanding the range of services we offer to clients. These investments -- in people, technology, and infrastructure -- are directly supporting our growth and peer- leading profitability. Robust tailwinds and resilient client funds growth We continue to enjoy the tailwinds from a strongly performing innovation sector and accelerated digital adoption and healthcare activity, which, helped by low interest rates, have driven extraordinary levels of investment and liquidity. U.S. VC investment remained strong and, as of the end of 1H’21, was already

2 Q2 2021 Earnings Highlights at 91 percent of full-year 2020 levels. Likewise, US PE investment continued at a record-setting pace through the first half of the year. Our focus on innovation and our high market share of venture-backed companies, have enabled us to capture a great deal of this liquidity and drive resilient client funds growth over time. While the PE and VC markets are subject to pullbacks like any other market, over the long term we expect the resilient innovation economy to continue to attract ample investment and drive economic growth. Active capital management to support extraordinary growth Our high-quality balance sheet, off-balance sheet solutions, and robust and highly profitable earnings power have historically provided ample support for our capital. However, our exceptional balance sheet growth continued to outpace our forecasts and we have increased our 2021 growth outlook again as a result of our strong second quarter performance. To sustain our growth momentum, in the second quarter we raised $1.5 billion in preferred equity and senior debt, issued $150 million in common equity from the full exercise of the greenshoe option related to our first quarter common equity offering, and down-streamed $1.3 billion of holding company liquidity to the bank. We are focused on seizing the opportunity we see in our markets and expect to continue to optimize our capital composition to support our current growth, drive future growth and advance our strategic priorities. Investments to enhance and diversify our business have helped drive earnings through rate and economic cycles Our robust balance sheet growth has enabled us to offset the impact of low interest rates, generating strong NII and exceptional returns quarter after quarter. We believe this growth will provide the foundation for strong, sustainable NII growth in future quarters. These expectations give us a high level of confidence in the accelerated investments we’re making to grow our business. This confidence is underscored by the growing diversified earnings streams we’re seeing from our investments in fee-based banking services, investment banking, and international expansion, on top of market-driven investment and warrant gains. Our vision: Be the most sought-after digital-age partner helping innovators, enterprises and investors move bold ideas forward fast Our vision to be the partner of choice for innovators, enterprises and investors continues to drive our business strategy. Over the years, we have built a unique platform of four complementary business lines, an unmatched network and differentiated expertise, all of which enable us to make a meaningful difference in our clients’ success. Accelerating investments in our strategic priorities to drive and support long-term growth We are focused on deepening and expanding our platform and accelerating investments in key strategic priorities to enhance the client experience, improve employee enablement, drive revenue growth and enhance risk management. While this involves a broad range of investments, one of the most visible is the expansion of SVB Leerink, which has been actively hiring leaders and senior bankers. These new team members are enabling SVB Leerink to expand its capabilities and capacity across the organization,

3 Q2 2021 Earnings Highlights most notably in healthcare services. As we continue to expand SVB Leerink, we expect to make a technology investment banking announcement very soon. Closed acquisition of Boston Private: well positioned to capture compelling private banking and wealth management opportunity Also on the investment front, on July 1, we closed our acquisition of Boston Private, which will significantly accelerate and scale the growth of our private bank and wealth management strategy, enabling us to capture a larger portion of an estimated $400 billion* opportunity among our clients. The combined organization will be led by Anthony DeChellis (CEO, SVB Private Bank & Wealth Management) and Yvette Butler (President, SVB Private Bank & Wealth Management), and will offer a premier private banking and wealth platform, with trusted advisors and teams, a full product suite and bespoke solutions, and a next-generation digital wealth-access portal. While much of our focus will be on integrating the two businesses to create a single cohesive team, at the same time we expect to opportunistically hire select investment teams to further augment our capabilities, expertise and client access. Strategic investments provide another channel to expand our capabilities to better meet client needs Strategic investments are another growing area of investment focus for us as we expand our capabilities to meet clients’ needs and continually improve our execution. This week we announced a joint venture with Nasdaq and a consortium of leading investment banks to create Nasdaq Private Market, an institutional-grade, secondary trading venue for private company stock. This investment will provide our clients with more liquidity options and broader access to investment opportunities. We have made select investments of this type over the years, and expect to do them more frequently moving forward, leveraging the expertise of select, specialist organizations to bolster our own offerings. Investments to support our growth One last area of focus is continuous infrastructure and regulatory investments to support the tremendous growth we’ve had to date and expect in the future. These investments have been key as we crossed the $100 billion asset threshold and will remain a significant area of focus as we prepare to become a Category III LFI institution, which will occur when we exceed $250 billion in consolidated assets or $75B in short-term wholesale funding, non-bank assets or off-balance sheet exposure. Our investment on this front will ensure that our growth momentum is not interrupted. Well-positioned for rising rates We remain well-positioned for rising rates, with an asset-sensitive balance sheet, robust growth in our NII-generating base, and substantial client liquidity off the balance sheet that will generate higher fee margins as short-term rates increase. We estimate each Fed Funds increase of 25 basis points will generate approximately $300 million in additional interest and fee income on today’s balance sheet. For now, we continue to benefit from strategies we put in place in recent years to protect our net interest * Estimated Total Client Position (TCP) of SVB’s current clients based SVB management estimates (2020). TCP includes potential wealth management assets, deposits and lending.

4 Q2 2021 Earnings Highlights income as rates were falling, including interest rate swaps and interest rate floors on loans. And we have actively positioned our securities portfolio to create flexibility and mitigate the risk of rising long-term rates through hedges, duration targeting and shifting the mix toward held-to-maturity investments. Long-term growth opportunity While we are extremely pleased with the growth we’re seeing today and our ability to deliver strong returns for investors, we are just as excited about our long-term growth opportunity. Our strong client funds franchise and robust earnings power put us in the enviable position of being able to invest in initiatives that have the potential to expand our business significantly, while our high-quality balance sheet and strong capital give us a stable foundation for this growth. With decades of proven leadership through all kinds of markets – exuberant and bleak – we are realistic about potential for global economic or geopolitical events to change the complexion of the current markets and affect our outlook. We are accustomed to adapting to shifting conditions and leveraging the resilience and diversity we’ve built into our business to drive strong performance. Markets and moods may change. What won’t change, however, is our faith in and focus on innovators and the innovation economy, which has, for decades, been a powerful driver of global economic growth, touching and transforming nearly every aspect of our lives in the process. Greg Becker President and CEO

Q2 2021 Financial highlights

Contents Q2 2021 Financial Highlights This presentation should be reviewed with our Q2 2021 Earnings Release and Q2 2021 CEO Letter, as well as the company’s SEC filings Snapshot and current environment PAGE 3 Outlook and performance detail PAGE 18 Appendix PAGE 35 Non-GAAP reconciliations PAGE 52 2

Snapshot and current environment Q2 2021 Financial Highlights 3

Q2’21 Snapshot: Another quarter of exceptional growth and profitability Q2 2021 Financial Highlights 4 Q2’21 PERFORMANCE (vs. Q1’21) $120M SVB LEERINK REVENUE2, 3 $50B +8% AVERAGE LOANS1 +$3B PERIOD-END GROWTH $308B +18% AVERAGE CLIENT FUNDS +$41B PERIOD-END GROWTH $35M PROVISION FOR CREDIT LOSSES $735M +11% NET INTEREST INCOME1 EPS: $9.09 ROE: 22% Net Income: $502M $172M +8% CORE FEE INCOME2 1. SBA Paycheck Protection Program (“PPP”) contributed $1.4B to average loan balances and $15M to net interest income, including $12M of loan fees. Net interest income presented on a fully taxable equivalent basis. 2. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 3. Represents investment banking revenue and commissions. FINANCIAL HIGHLIGHTS $314M WARRANT AND INVESTMENT GAINS NET OF NCI2

Q2’21 Highlights Q2 2021 Financial Highlights 5 1. Net of NCI. 2. Includes $150M common stock (from exercised greenshoe related to Q1’21 equity offering), $1B 4.000% fixed-to-reset Series C non-cumulative perpetual preferred stock and $500M 2.10% senior notes due 2028. Does not include common stock issued to complete Boston Private acquisition on July 1, 2021. 1. Thriving innovation markets and strong execution continued to drive extraordinary growth 2. Total client funds reached $329B (+73% YoY) as accelerated VC investment and continued strong public fundraising and exits fueled client liquidity 3. Exceptional balance sheet growth drove better-than-forecast NII, providing the foundation for strong, sustainable NII generation in the future 4. Robust 8% QoQ loan growth supported by strong PE investment activity and borrowing by technology and life science/healthcare clients 5. Stable credit with improving macroeconomic environment 6. Strong warrant and investment gains of $314M1 as exit and fundraising activity remained robust 7. Improved core fees as another quarter of record FX and higher card and deposit fees offset the impact of declining rates on client investment fees 8. Robust SVB Leerink quarterly revenues of $120M, capitalizing on continued strong healthcare & life science public markets activity 9. Accelerated investments to advance strategic priorities given significant outperformance and compelling long-term growth opportunity 10.Accessed capital markets to issue $1.65B in Q22 to support our increased growth momentum and accelerated investment in our business 11. Closed acquisition of Boston Private on 7/1/21 to grow private banking and wealth management business 12. Increasing FY’21 growth outlook as growth trajectory continues to steepen Another quarter of exceptional growth and profitability Q2 2021 Financial Highlights 5

0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 2017 2018 2019 2020 1H'21 Resilient, highly liquid markets Strong execution Exceptional growth & peer-leading profitability 1,337 1,522 1,472 1,344 789 203 338 353 334 321 1,540 1,860 1,825 1,678 1,110 2017 2018 2019 2020 1H'21 Strong markets and effective execution continue to drive extraordinary growth 6 GLOBAL PE & VC INVESTMENT $ Billions 334 267 299 419 340 2017 2018 2019 2020 1H'21 GLOBAL VC-BACKED IPOS Count Note: VC, PE and IPO data sourced from PitchBook. Investment data has been updated with PitchBook’s proprietary back-end data set and filters which has resulted in higher revisions. 1. Source: S&P Global Market Intelligence. Represents the average of the return on equity (“ROE”) for each of our peers. For each year, “peers” refers to our peer group as reported in our Proxy Statement and is subject to change on an annual basis. 2. 1H’21 represents annualized ROE. 1H’21 peer ROE includes 8 of 15 peers as of July 21, 2021. VC PE SVB CLIENT COUNT Record ~1,700+ new clients in Q2’21 AVERAGE CLIENT FUNDS $ Billions Average Deposits 51.5 75.1 91.6 117.4 163.042.8 48.1 55.1 75.0 122.2 94.3 123.2 146.7 192.4 285.2 2017 2018 2019 2020 1H'21 STRATEGIC GROWTH INVESTMENTS SVB Peer Average1 RETURN ON EQUITY Other Private Bank PE/VC VC-Backed Pre- VC-Backed 12.4% 20.6% 20.0% 16.8% 24.1% 9.8% 12.8% 11.8% 8.3% 14.3% 2017 2018 2019 2020 1H'21 DIGITAL CLIENT EXPERIENCE EMPLOYEE ENABLEMENT INTERNATIONALSVB Leerink WestRiver ACQUISITION Boston Private ACQUISITION NEW PRODUCTS LARGE FINANCIAL INSTITUTION & U.K. SUBSIDIARIZATION REQUIREMENTS Q2 2021 Financial Highlights Average OBS Client Funds 2

S&P 500 ex Nasdaq-100 2.0x Robust tailwinds supporting the innovation economy Q2 2021 Financial Highlights 7 Note: Market data sourced from FactSet. VC and PE dry powder data sourced from PitchBook. 1. Nasdaq 100 Index used as a proxy for technology markets. 2. Source: Refinitiv. Historical revenue growth for companies included in the Nasdaq-100 and S&P 500 (excluding Nasdaq-100 companies) as of June 30, 2021. 3. Most recent data available. 10Y U.S. TREASURY YIELD REVENUE GROWTH2 % vs. 12/31/16 Attractive growth opportunity... AS OF 6/30/21 INDEXED PRICE % vs. 1/1/17 …amplified by historically low rates… …and acceleration of digital adoption AS OF 3/31/21 Nasdaq-1001 3.0x 1.4% AS OF 6/30/21 Nasdaq-1001 2.1x S&P 500 ex Nasdaq-100 1.2x 6/30/21 6/30/21 Significant dry powder… 234 255 275 277 2017 2018 2019 12/31/20 GLOBAL VC DRY POWDER $ Billions 1,089 1,221 1,295 1,256 2017 2018 2019 12/31/20 GLOBAL PE DRY POWDER $ Billions …to support future investment 3/31/21 3 3

8 Strong liquidity franchise + innovation economy momentum drive resilient client funds growth TOTAL AVERAGE CLIENT FUNDS 15-YEAR HISTORY ($ Billions) Q2 2021 Financial Highlights Global Financial Crisis VC Recalibration2 COVID-19 Pandemic Note: VC data sourced from PitchBook. 1. 1H’21 vs. 1H’20 percentage change. 2. Pullback in VC investment. Annual total client funds growth rate (positive, negative) On-balance sheet deposits Annual U.S. VC investment growth rate (positive, negative)Off-balance sheet client funds 17 20 21 16 16 18 20 24 30 39 43 51 75 92 117 163 4 4 5 9 12 15 18 20 28 37 39 43 48 55 75 122 21 24 26 25 28 33 38 44 58 76 82 94 123 147 192 285 24% 15% 9% -4% 9% 20% 14% 15% 33% 29% 9% 15% 31% 19% 31%25% 28% -2% -26% 16% 42% -8% 16% 52% 16% -5% 8% 63% -2% 18% -200% -150% -100% -50% 0% 50% 100% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 1H'21 1H’21 YoY growth rate1 Average client funds 67% U.S. VC investment 104%

Active capital management to support extraordinary growth

Q2'21 SVBFG capital markets activity

- $150M common stock (from exercised greenshoe related to Q1'21 equity offering)
- $1B 4.000% fixed-to-reset Series C non-cumulative perpetual preferred stock
- $500M 2.10% senior notes due 2028
- Issued additional 1.9M shares on 7/1/21 to complete Boston Private acquisition (not included in 6/30/21 capital ratios)

Q2'21 Bank capital ratio drivers

- $1.3B downstream of SVBFG liquidity to Bank
- Strong earnings and robust balance sheet growth

SILICON VALLEY BANK CAPITAL RATIOS[1, 2]
As of 6/30/21



SVB capital ratio
Regulatory minimum
13.66%
7.00%
Common Equity Tier 1
13.66%
8.50%
Tier 1 Capital
14.26%
10.50%
Total Capital
Targeting 7-8% Bank Tier 1 Leverage
6.96%
4.00%
Tier 1 Leverage

Levers to support capital

Strong profitability
builds capital

22%
Q2'21 ROE

Off-balance sheet solutions
help optimize growth

50%
OF Q2'21 AVERAGE CLIENT FUNDS GROWTH IN OBS CLIENT FUNDS

SVBFG liquidity
a portion of which can be downstreamed to Bank

$1.6B
6/30/21 SVBFG LIQUIDITY

Capital markets activity
to support growth

2021 YTD NEW ISSUANCES

$1.75B PREFERRED STOCK

$1B SENIOR NOTES

$1.15B COMMON STOCK

Interest rate risk management
to mitigate OCI risk

$13B FAIR VALUE HEDGES AS OF 6/30/21 (54% OF AFS)

$3B TRANSFERRED FROM AFS TO HTM IN Q2'21

Shortening duration
OF AFS PORTFOLIO TO ~2 YEARS (HEDGE-ADJUSTED TARGET)

svb

1. Ratios as of June 30, 2021 are preliminary.
2. Beginning in Q3'21, capital ratios will include impact of the Boston Private acquisition.

Q2 2021 Financial Highlights 9

Investments to enhance and diversify our business have helped drive earnings through rate and economic cycles 10 1. Net interest income presented on a fully taxable equivalent basis. 2. Based on FY’21 guidance. See page 19 for more information. 3. Non-GAAP financial measure. Please see the Appendix for more information. 4. Reflects 1H’21 figures for our international operations in the U.K., Europe, Israel, Asia and Canada. This management segment view does not tie to regulatory definitions for foreign exposure. Q2 2021 Financial Highlights 0.4 0.4 0.4 0.4 0.5 0.6 0.7 0.9 1.0 1.2 1.4 1.9 2.1 2.2 1.4 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 NII NIM Average Fed Funds RateNET INTEREST INCOME1 $ Billions 1H’21 Est. FY’212 CORE FEES AND SVB LEERINK REVENUE3 $ Millions SVB Leerink Revenue Core Fee Income 642 603 331 252 481 286 379 516 894 1,084 2017 2018 2019 2020 2021 INTERNATIONAL EXPANSION4 $8B Average loans 50% 2017-1H’21 CAGR $4B Average OBS client funds 35% 2017-1H’21 CAGR $29B Average deposits 46% 2017-1H’21 CAGR $55M 1H’21 Core fee income2 31% 2017-2020 CAGR Est. FY’212 1H’21 1H’21 Est. FY’212 35 50 86 334 334 55 89 138 238 344 90 139 224 572 678 2017 2018 2019 2020 1H'21 WARRANT AND INVESTMENT GAINS NET OF NCI3 $ Millions Warrant Gains Investment Securities Gains Gains will fluctuate with changes in valuation and market conditions

Our vision: Be the most sought-after digital-age partner helping innovators, enterprises and investors move bold ideas forward fast 11 Clients SVB Private Bank Private banking and wealth management Silicon Valley Bank Global commercial banking SVB Capital Private venture investing expertise, oversight and management SVB Leerink Investment banking for technology*, healthcare and life science companies Q2 2021 Financial Highlights* Technology investment banking coming soon. Expanding and deepening our global platform: and have bolstered organic initiatives to meet clients’ needs at all stages M&AStrategic investments

Accelerating investments in our strategic priorities to drive and support long-term growth

ACCELERATED INVESTMENTS

Enhance client experience

- End-to-end digital banking
- Technology platform upgrades
- APIs and payment enablement
- Strategic partnerships to accelerate product delivery

+

Improve employee enablement

- Agile ways of working
- nCino credit onboarding platform
- Mobile and collaboration tools
- Client and industry insights
- Global Delivery Centers
- Diversity, Equity & Inclusion initiatives

+

Drive revenue growth

- SVB Leerink expansion (healthcare services and technology investment banking)
- Boston Private integration + Private Banking & Wealth Management go-to-market strategy
- Strategic investments
- Talent attraction, retention and development
- Global expansion
- SVB Capital debt fund (WestRiver acquisition) and life science strategy
- Client acquisition
- New products (cards, liquidity and lending)
- Product penetration
- Fintech strategy

+

Enhance risk management

- Large Financial Institution regulatory requirements (Category IV (>$100B in average total consolidated assets); preparing for Category III*)
- U.K. subsidiarization
- Data foundation
- Cybersecurity

=

Long-term scalable growth

svb

* Category III standards will become applicable at >$250B in average total consolidated assets or >$75B in weighted short-term wholesale funding, nonbank assets or off-balance-sheet exposure.

Q2 2021 Financial Highlights 12

Closed acquisition of Boston Private

Completed transaction on 7/1/21 for $1.2B[1]

BOSTON PRIVATE FRANCHISE HIGHLIGHTS
As of 6/30/21 (not included in SVBFG's Q2'21 results)

$7.1B
LOANS

$9.0B
DEPOSITS

$18.0B
ASSETS UNDER MANAGEMENT

Accelerates growth of private banking and wealth management business

- **Adds immediate scale** ($19.7B combined AUM[2])
- **Expands capabilities and capacity** to help deepen client relationships and capture **~$400B opportunity** among current clients[3]
- Harnesses complementary offerings to deliver **unique insights and solutions**
- **Advances digital client experience**
- **Diversifies revenues** and **enhances profitability** to support **long-term growth**

Combined private banking and wealth management business led by **Anthony DeChellis** (CEO, SVB Private Banking & Wealth Management) and **Yvette Butler** (President, SVB Private Banking & Wealth Management)

1. Under the terms of the merger agreement each share of Boston Private common stock was converted into the right to receive 0.228 shares of SIVB common stock and $2.10 in cash. For the transaction, we issued ~1.9M shares of SIVB common stock and registered an additional 99,000 shares of SIVB common stock issuable upon the exercise, vesting or settlement of converted legacy Boston Private equity awards.
2. Combined assets under management ("AUM") based on SVB Private Bank's AUM and Boston Private's AUM as of June 30, 2021.
3. Estimated potential "total client position" ("TCP") through SVB's current commercial clients based on SVB management analysis (2020). TCP includes potential wealth management assets, lending and deposits.

svb

Q2 2021 Financial Highlights 13

Wealth Advisory Investment Lending Wealth Access digital portal Well-positioned to capture compelling private banking and wealth management opportunity Q2 2021 Financial Highlights 14 • Dedicated advisor supported by a team of specialists • Deep wealth management and innovation economy expertise Trusted advisor and team Seamless onboarding 360o view of financial positions Integrated banking and wealth solutions Personalized financial planning Customized portfolio management 24-7 access and support Mortgages Private stock lending Securities-based loans Specialty commercial SVB Capital access Private placements Brokerage solutions Impact investing HNW/UHNW Tax planning Philanthropy Trust & Estate + Bespoke solutions Full product suite Premier private banking and wealth platform Superior client focus Holistic, relationship- based advice and service Comprehensive planning to prepare for complex financial needs resulting from liquidity and life events Exclusive access to networking events, insights and investment opportunities in the innovation economy Tailored solutions to address equity compensation, concentrated stock positions and non-liquid assets Next generation digital platform “Always on” digitally enabled interactions and improved efficiencies Large balance sheet to support clients’ borrowing needs

Strategic investments: another channel to expand capabilities to better meet client needs

Nasdaq Private Market

2021

Centralized marketplace for trading private company stock

Commercial Banking: Enable clients to manage secondary offerings with leading technology platform and global distribution network

SVB Private Bank, SVB Capital & SVB Leerink: Provide investor clients more liquidity options and broader access to investment opportunities bolster

2020

Marketplace for on-demand executive talent

Commercial Banking: Help clients rapidly scale and diversify their leadership teams and boards

SVB Private Bank: Provide access to job opportunities within the innovation economy aumni

2019

Investment analytics platform for VCs, LPs, and other private capital investors

Commercial Banking: Provide a powerful solution for our PE and VC clients to gain enhanced insights into their portfolio

SVB Capital: Assist SVB Capital team with market benchmarking, streamlined LP reporting and portfolio analytics techstars_

2019

Largest global seed investor and accelerator program

Commercial Banking: Expand SVB's early-stage client acquisition channels and support innovative companies in Techstars' global network

Gain sector and market insights in the innovation economy

vouch

2018

Commercial insurance provider powered by technology serving high-growth, venture-backed startups

Commercial Banking: Connect early and mid-stage clients to Vouch's tailored commercial insurance solutions to benefit customer retention and risk mitigation

Note: Year indicates date of initial investment.

svb

Q2 2021 Financial Highlights 15

Well-positioned for rising rates

Asset sensitive balance sheet...

~$110M MODELED INCREASE IN ANNUALIZED PRE-TAX NII FOR EACH 25 BP INCREASE IN RATES[1]

68% OF Q2 AVERAGE DEPOSITS ARE NONINTEREST-BEARING

94% OF Q2 AVERAGE LOANS ARE VARIABLE RATE

~$3.5-4.5B ESTIMATED SECURITIES PAYDOWNS/QUARTER

...magnified by robust growth...

Mid 40s% EXPECTED FY'21 AVERAGE LOAN GROWTH[2]

Low 90s% EXPECTED FY'21 AVERAGE DEPOSIT GROWTH[2]

Majority of excess liquidity invested in 3-5 year duration securities (primarily classified as HTM)

...and substantial off-balance sheet client funds

$174B Q2 AVERAGE OBS CLIENT FUNDS

~$170-200M EXPECTED INCREASE IN ANNUALIZED CLIENT INVESTMENT FEES FOR INITIAL 25 BP INCREASE IN RATES*

* Equivalent to 9-11 bp increase in client investment fee margin based on Q2'21 average balance. Expect client investment fee margin to increase by 1-2 bps for each subsequent 25 bp increase in short-term rates

Proactive interest rate risk management

Still benefitting from strategies to protect against low rates:

$148M REMAINING LOCKED-IN SWAP GAINS[3]

$29B ACTIVE LOAN FLOORS[4]

Positioning securities portfolio to create flexibility and mitigate OCI risk from potential rising long-term rates:

$3B TRANSFERRED FROM AFS TO HTM

$13B FAIR VALUE HEDGES (54% OF AFS PORTFOLIO)

SHORTENING AFS PORTFOLIO DURATION TO **~2y** (HEDGE-ADJUSTED TARGET)

Note: Average balances represent Q2'21 averages. All other figures as of June 30, 2021.
1. Equivalent to +16% NII sensitivity for the expected 12-month impact of a +100 bp rate shock on net interest income. Management's sensitivity analysis excludes Boston Private, is based on a static balance sheet and is subject to assumptions; actual results may differ. See Q2'21 Form 10-Q report for more information.
2. Includes Boston Private. See page 19 for more information.
3. Unwound $5B swaps in Q1'20 resulting in $227M pre-tax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans.
4. 3.38% weighted average floor rate. $208M expected benefit from in-the-money floors based on a weighted average maturity of 1.5 years.

svb

Q2 2021 Financial Highlights 16

Long-term growth opportunity Q2 2021 Financial Highlights 17 * Based on cash, fixed income investment portfolio and Global Fund Banking and Private Bank loan portfolios as of June 30, 2021. 88% of assets in high-quality investments and low credit loss experience lending* High-quality balance sheet Deep bench of proven leaders delivering sustainable growth, supported by strong global team Proven leadership Ability to support growth and manage shifting economic conditions while investing in our business Strong capital management and ample liquidity Powerful client funds franchise with low cost of on-balance sheet deposits Unique liquidity franchise Innovation is driving economic growth, and digital adoption and activity in healthcare are accelerating Thriving, high-growth markets • Industry-leading growth and profitability • Diversified revenue streams to drive earnings through rate and economic cycles Robust earnings power Long track record of strong underwriting and resilient credit performance Strong credit quality • Expanding and deepening platform to meet innovation clients’ needs at all stages • Enhancing our systems, infrastructure and processes to support our continued growth Growth investments

Outlook and performance detail Q2 2021 Financial Highlights 18

Increasing FY'21 growth outlook

Outlook considerations

- Raising FY'21 growth outlook as economic conditions improve and strong tailwinds continue to support the innovation economy
- Increased growth outlook provides opportunity to accelerate investments to drive and support long-term growth
- Boston Private acquisition closed on 7/1/21 and will further accelerate FY'21 growth – see "Current outlook including Boston Private" below
  - Q3 provision will include ~$40-55M pre-tax 1x reserve for Boston Private non-purchase credit deteriorated loans
  - Outlook excludes estimated ~$100-110M pre-tax merger-related charges in the 2H'21 (~80% in Q3 / ~20% in Q4); expect ~$160-190M pre-tax merger-related charges to be incurred over the next 24 months in addition to the $19M recognized in Q2'21
  - See pages 21, 24-26, 29 and 33 for more information on Boston Private's impact on our FY'21 performance
- Outlook excludes impact of changes in interest rates, material deterioration in the overall economy and potential corporate tax rate or other changes under the current U.S. government administration

		FY'21 outlook vs. FY'20		
Business driver	FY'20 results	4/22/21 outlook excluding Boston Private	Current outlook excluding Boston Private	Current outlook including Boston Private
Average loans	$37.3B	Mid 30s % growth	Mid 30s % growth	Mid 40s % growth
Average deposits	$75.0B	High 60s % growth	High 80s % growth	Low 90s % growth
Net interest income[1]	$2,156M	Mid 30s % growth	Low 40s % growth	Mid 40s % growth
Net interest margin	2.67%	2.10%–2.20%	2.00%–2.10%	2.00%–2.10%
Net loan charge-offs	0.20%	0.20%–0.40%	0.20%–0.40%	0.20%–0.40%
Core fee income[2,3]	$603M	Mid single digit % growth	Low double digit % growth	High teens % growth
SVB Leerink revenue[2,4]	$481M	$420M–$450M	$480M–510M	$480M–510M
Noninterest expense[2,5] excluding merger-related charges	$2,035M	High teens % growth	Mid 20s % growth	Mid 30s % growth
Effective tax rate	27.0%	26%–28%	25%–27%	25%–27%

Note: Actual results may differ. For additional information about our financial outlook, please refer to our Q2 2021 Earnings Release and Q2 2021 CEO Letter.

1. Excludes fully taxable equivalent adjustments.
2. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
3. Excludes SVB Leerink.
4. Represents investment banking revenue and commissions.
5. Excludes expenses related to NCI. Includes SVB Leerink expenses.

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Q2 2021 Financial Highlights 19

Key variables to our forecast Q2 2021 Financial Highlights 20 Our guidance requires clarity around certain variables, including but not limited to: • Primary driver of capital call line demand which has been the largest source of loan growth over the past 7 years PE fundraising and investment • Promotes new company formation which helps support client acquisition • Source of client liquidity which impacts total client funds growth VC fundraising and investment • Ability for companies to exit via public markets or M&A affects VC/PE fundraising and investment • Deal proceeds support client liquidity • Impacts investment banking revenue and value of warrants and investment securities Exit activity • Affects margins and client acquisition Competitive landscape • Affects health of clients which determines credit quality • Level of business activity drives client liquidity and demand for our products and services Economic environment • Performance and volatility of public, private and fixed income markets impact exit activity and market-driven revenues (FX, investment banking revenue and commissions and warrant and investment gains) Capital markets • Directly impacts NIM via lending and reinvestment yields vs. funding costs • Client investment fees move with short-term rates • Affects mortgage and securities prepayment speeds, impacting timing of premium amortization Shape of yield curve • Current administration and Congress will influence economic policy and stimulus, business and market sentiment, global trade relationships, bank regulations and corporate taxes Political environment

Accelerated VC investment and continued robust public fundraising and exits drove surge in client funds Expect FY’21 average deposit % growth in the high 80s excluding BP / low 90s including BP Q2 2021 Financial Highlights 21 109 124 133 152 17446 51 61 73 92 22 26 31 37 42 177 201 225 262 308 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 AVERAGE DEPOSIT MIX AND PRICING AVERAGE CLIENT FUNDS $ Billions FY’21 outlook key drivers • Total cost of deposits and share of noninterest-bearing deposits expected to remain steady • Strong average client funds growth, both on and off-balance sheet • Deposit growth may be impacted by: +74% YoY Strong PE/VC investment and public markets activity Increases technology and life science/healthcare clients’ liquidity+ Normalizing client spending As business activity recovers – • Average client funds +$46B (period-end +$41B) as accelerated VC investment and continued robust public fundraising and exit activity left clients awash with liquidity • Technology clients drove both on and off-balance sheet growth • 50% of average client funds growth was off-balance sheet (consistent with Q1’21) • Stable deposit mix (68% noninterest-bearing) and cost of deposits (4 bps) Q2’21 activity 0.03% 0.04% 0.04% 0.04% 0.04% 67.9% 66.4% 66.7% 66.2% 68.4% 50% 52% 54% 56% 58% 60% 62% 64% 66% 68% 70% 0.00% 0.02% 0.04% 0.06% 0.08% 0.10% Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 New client growth Continued strong client acquisition+ Potential for GFB distributions Historically at year-end – Off-Balance Sheet Client Funds Noninterest-Bearing Deposits Interest-Bearing Deposits Percent of Noninterest- Bearing Deposits Total Cost of Deposits

25.8 32.6 41.4 53.5 72.3 2.49% 2.14% 1.98% 1.90% 1.57% 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 80.0 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 11.9 13.8 15.9 18.2 21.1 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Tax-effected Yield 3.4y 4.1y 3.7y 4.8y 4.5y N/A N/A N/A 4.3y 3.9y Portfolio Duration Hedge-adjusted AVERAGE FIXED INCOME INVESTMENT SECURITIES $ Billions FY’21 key drivers Q2’21 activity Significant securities purchases as deposit inflows continued Q2 2021 Financial Highlights AVERAGE CASH AND EQUIVALENTS $ Billions • Purchased $21.2B securities (1.48% weighted average yield, 4.3y duration) vs. roll-offs of $4.6B at 1.61% • HTM purchases included agency-issued MBS/CMBS, high-quality munis and a small amount of corporate bonds; AFS purchases included USTs • Despite significant purchase activity, exceeded average cash target due to surge in deposits • Grew receive floating swap position by $2.8B and transferred $3B of AFS securities to HTM to protect OCI from decreases in AFS fair value resulting from rising rates • Focused on shortening AFS portfolio duration to ~2y to mitigate OCI risk while buying 3-5y duration HTM securities to support portfolio yields • Investing excess on-balance sheet liquidity in high-quality securities (agency MBS/CMBS, munis, corporates), primarily classified as HTM • Managing average Fed cash balances to $8-10B target by end of 2021* • Expect average FY’21 fixed income portfolio yield to be ~1.50-1.60%: *Actual balances depend on timing of fund flows. Includes Boston Private. 6.7B 10.0B 11.4B 24.0B 21.2BSecurities Purchases Low new purchase yields and interest rate swap hedges pressured Q2’21 portfolio yields Outsized deposit growth continued to drive elevated cash balances and significant securities purchases in Q2’21 22 High-quality alternative investments Opportunistically buying strong credit-quality munis and corporate bonds to support portfolio yields + Rate protections Targeting ~2y AFS portfolio duration (hedge-adjusted) $13B receive floating swaps at 37 bps cost (as of 6/30/21) – Low new purchase yields Expect new purchase yields ~1.20-1.30% Estimated ~$3.5-4.5B paydowns per quarter through 2021 – Potential for increased securities prepayments Beyond estimated paydowns due to rate decrease since end of Q2 –

Flexible liquidity management strategy supports strong, profitable growth

Robust liquidity solutions to meet clients' needs

40+
LIQUIDITY MANAGEMENT PRODUCTS

$134B
Q2'21 AVERAGE ON-BALANCE SHEET DEPOSITS

$174B
Q2'21 AVERAGE OFF-BALANCE SHEET CLIENT FUNDS

Continued product development
TO BETTER SERVE CLIENTS

Ability to support client funds growth on and off-balance sheet, while optimizing pricing and mix

On vs. off-balance sheet considerations	Target range	Flexibility
Bank tier 1 leverage ratio	**7-8%** internal target	**$1.6B** SVBFG liquidity as of 6/30/21, a portion of which can be downstreamed to Bank
Profitable spread income	**75-100 bps** minimum target spread between new purchase yields and deposit costs	**~1.20-1.30%** expected new purchase yields **4 bps** cost of deposits enables healthy margins Focused on **supporting yields** and **mitigating OCI risk** from potential rising rates
Liquidity	**$8-10B** average Fed cash target*	**~$3.5-4.5B** expected portfolio cash flows per quarter through 2021 **$89B** borrowing capacity as of 6/30/21 ($4B repo, $2B Fed Lines, $7B FHLB & FRB and $76B of unpledged securities)

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* Actual balances depend on timing of fund flows. Includes Boston Private.

Q2 2021 Financial Highlights 23

Strong PE investment and borrowing by technology and life science/healthcare clients continued to drive robust loan growth

Expect FY'21 average loan % growth in the mid 30s excluding BP / mid 40s including BP

Q2'21 activity

- Robust QoQ loan growth (average loans +8%, period-end loans +6%) despite ~$0.8B of SBA PPP forgiveness[1]
- PE deal activity continued to drive strong GFB capital call lending
- Robust Tech and Life Science/HC loan growth supported by strong borrowing activity + moderating churn
- Healthy Private Bank mortgage activity
- $16M interest rate swap gains[2] and $28B average active loan floors in Q2 continued to benefit loan yields


AVERAGE LOANS
$ Billions
Portfolio Utilization
56.8%
55.9%
58.6%
58.4%
58.2%
Other
Wine
Tech and Life Science/HC
Private Bank
Global Fund Banking
36.5
11.5
4.0
17.7
37.3
11.3
4.3
18.2
41.5
11.1
4.6
22.1
46.3
11.8
5.0
26.3
49.8
12.4
5.2
29.1
Q2'20[1]
Q3'20[1]
Q4'20[1]
Q1'21[1]
Q2'21[1]


AVERAGE LOAN YIELD[3]
3.77%
(0.02%)
0.05%
3.80%
Q1'21 Loan Yield
LIBOR
Loan Fees (Prepays and SBA PPP)
Q2'21 Loan Yield

FY'21 outlook key drivers

- Loan growth may be impacted by:
  - + **Strong PE/VC investment activity**
    Expected to drive robust capital call line growth for FY'21
  - + **Solid Private Bank mortgage origination**
    Expect solid growth driven by strong purchase activity
    Mortgage growth further enhanced by acquisition of Boston Private
  - + **Strong tech and life science/HC lending pipelines**
    Expected to offset paydowns from abundance of liquidity
  - − **SBA PPP forgiveness**
    ~$1B SBA PPP loans outstanding (including BP) as of 6/30/21 – estimate ~$0.4B PPP loans to be forgiven throughout 2H'21[4]
- Loan yields expected to be impacted by:
  - − **Boston Private purchase accounting**
    Amortization of fair value mark ups on loans
  - − **Shifting loan mix**
    Towards lower yielding Global Fund Banking capital call lines
  - − **Spread compression**
    Increasing competition as economy recovers
  - + **Rate protections**
    $148M remaining locked-in swap gains as of 6/30/21[2]
    $29B active loan floors as of 6/30/21[5], however loan renewals may pressure ability to maintain floor rates
  - + **SBA PPP forgiveness**
    ~$1B SBA PPP loans outstanding (including BP) as of 6/30/21 – estimate ~$0.4B PPP loans to be forgiven throughout 2H'21[4]

1. SBA PPP average loans were ~$1.4B in Q2'21, ~$1.6B in Q1'21, ~$1.7B in Q4'20 , ~$1.8B in Q3'20 and ~$1.4B in Q2'20.
2. Unwound $5B swaps in Q1'20 resulting in $227M pre-tax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans.
3. SBA PPP contributed $15M to Q2'21 NII, including $12M of loan fees.
4. Estimate only, subject to SBA PPP terms; amounts actually forgiven and timing of forgiveness may differ.
5. 3.38% weighted average floor rate. $208M expected benefit from in-the-money floors based on a weighted average maturity of 1.5 years.

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Q2 2021 Financial Highlights 24

Exceptional balance sheet growth drove better-than-forecast NII despite low rates

Expect FY'21 NII % growth in the low 40s excluding BP / mid 40s including BP[1] and FY'21 NIM between 2.00-2.10%[2]

Q2'21 activity

NET INTEREST INCOME[1]
$ Millions

NII +11% QoQ despite low rates



665
40
82
(51)
(5)
4
735
Q1'21 NII
Loan Growth and Fees
Fixed Income Portfolio Growth
Lower Fixed Income Yields
Other
Day Count (one more business day)
Q2'21 NII

NET INTEREST MARGIN

Surge in deposits drove significant securities purchases and high cash balances, pressuring NIM



2.29%
0.06%
(0.04%)
(0.04%)
(0.18%)
(0.03%)
2.06%
Q1'21 NIM
Loan Growth and Fees
Fixed Income Portfolio Growth
Growth in Cash Balances
Lower Fixed Income Yields
Other
Q2'21 NIM

FY'21 outlook key drivers

- NII and NIM expected to be impacted by:

+ - **Balance sheet growth (+ for NII, – for NIM)**
Driven by strong client liquidity

+ - **Rate protections (+ for loan yields, – for securities yields)**
~4 bps of NIM protection in 2021 from locked-in swap gains[3]
$29B active loan floors as of 6/30/21[4], however loan renewals may pressure ability to maintain floor rates
$13B receive floating swaps on AFS portfolio at 37 bps cost (as of 6/30/21)

+ **Reduction in average Fed cash balances**
To $8-10B target by end of 2021 (actual balances depend on timing of fund flows; includes Boston Private)

+ **SBA PPP program**
FY'21 includes ~$35-40M of estimated SBA PPP loan interest and fees (~$40-45M including BP), net of deferred loan origination costs (+1 bp impact to NIM)[5]

– **Low new purchase yields**
Expect new purchase yields ~1.20-1.30%
Estimated ~$3.5-4.5B paydowns per quarter through 2021

– **Boston Private purchase accounting**
Amortization of fair value mark ups on loans

– **Shifting loan mix**
Towards lower yielding Global Fund Banking capital call lines

– **Spread compression**
Increasing competition as economy recovers

1. NII is presented on a fully taxable equivalent basis, while NII guidance excludes fully taxable equivalent adjustments. SBA PPP contributed $15M to Q2'21 NII, including $12M of loan fees.
2. FY'21 NIM outlook unchanged by acquisition of Boston Private.
3. Unwound $5B swaps in Q1'20 resulting in $227M pre-tax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans. $148M locked-in gains remain as of June 30, 2021.
4. $3.38% weighted average floor rate. $208M expected benefit from in-the-money floors based on a weighted average maturity of 1.5 years.
5. Based on SBA PPP forgiveness expectations. Estimate only, subject to SBA PPP terms; amounts actually forgiven and timing of forgiveness may differ.

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Q2 2021 Financial Highlights 25

Stable credit trends and improving economic environment

Expect FY'21 NCOs to be between 20-40 bps[1]

Q2'21 activity

- Provision driven primarily by loan growth, partially offset by $7M release of performing reserves based on improved model economic scenarios
- Stable credit metrics:
  - Low gross charge-offs ($15M) driven primarily by Technology and Life Science/Healthcare portfolio, and strong recoveries ($3M)
  - NPLs decreased to $82M (0.16% of Q2 EOP loans) vs. $95M in Q1
  - Criticized loans declined $145M to $1.1B (2.2% of Q2 EOP loans)

PROVISION FOR CREDIT LOSSES

$ Millions



66
26
15
6
24
(5)
10
2
23
(5)
(82)
(52)
20
2
23
(5)
(78)
(38)
19
1
81[2]
18
(3)
(16)
(62)
35
4
15
1
7
15
(7)
HTM Securities
Unfunded
Net credit losses
Non-performing loans
Loan composition
Market conditions
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21

	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21
Net charge-offs[3]	0.12%	0.26%	0.09%	0.79%[2]	0.10%
Non-performing loans[4]	0.26%	0.28%	0.23%	0.20%	0.16%

FY'21 outlook key drivers

- Q3 provision will include ~$40-55M pre-tax 1x reserve for Boston Private non-purchase credit deteriorated loans
- Changes in model economic scenarios could drive volatility in provision:

Moody's June economic scenarios

40% baseline	30% downside	30% upside

- Credit performance drivers:

\+ **Vaccine distributions and re-openings**
Support business activity of our clients; watching COVID-19 variants and continued spread

\+ **Continued investor support**
Robust VC investment activity providing strong support

\+ **Improved risk profile of loan portfolio**
Early-Stage – most vulnerable segment that historically has produced the most losses – now only 3% of loans; 71% of loans in low credit loss experience segments (GFB and Private Bank)

− **Increased exposure to COVID-19 impacted industries from Boston Private acquisition**
BP portfolio includes retail and hospitality loans

− **Historic high temperatures + drought**
Potential fires, crop loss and higher operating expenses may result in higher Wine NPLs; mitigated by strong LTV coverage (78% of portfolio secured by high-quality real estate with median LTV of 50%)

1. FY'21 charge-offs guidance unchanged by acquisition of Boston Private.
2. Q1'21 included $80M net charge-off related to an isolated GFB potential fraud incident. Less this $80M net charge-off, Q1'21 net credit losses were $1M and net charge-offs were 0.09%.
3. Net loan charge-offs as a percentage of average total loans (annualized).
4. Non-performing loans as a percentage of period-end total loans.

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Q2 2021 Financial Highlights 26

GFB 17% Early-Stage ID 14% Mid-Stage ID 10% Later-Stage ID 16% Sponsor Led Buyout CFD 11% Other CFD 7% Balance Sheet Dependent 12% Premium Wine 1% Private Bank 12%Global Fund Banking ("GFB") 61% Early-Stage ID 3% Mid-Stage ID 3% Later-Stage ID 4% Sponsor Led Buyout CFD 4% Other CFD 6% Balance Sheet Dependent 5% Other 2% Premium Wine 2% Private Bank 10% 71% of loan portfolio in low credit loss experience Global Fund Banking and Private Bank segments TOTAL LOANS $51B at 6/30/21 ALLOWANCE FOR CREDIT LOSSES FOR LOANS $396M at 6/30/21 ID = Investor Dependent CFD = Cash Flow Dependent Low Credit Loss Experience Segments Technology & Life Science /Healthcare Q2 2021 Financial Highlights 27

Improved model economic scenarios drove reserve release

Moody's June forecasts (40% baseline, 30% downside, 30% upside)

Improved model economic scenarios (Baseline: Peak unemployment of ~6% in Q2'21 and 1 year GDP growth of ~11%)

Loss modeling does not include impact of fiscal stimulus or relief programs

ALLOWANCE FOR CREDIT LOSSES FOR LOANS AND UNFUNDED CREDIT COMMITMENTS

$ Millions



497
392
105
21
11
10
Changes in loan composition/growth
Changing credit quality
Charge-offs/recoveries
(2)
(7)
5
Improved Moody's economic scenarios
516
396
120

	$ Millions	ACL 3/31/21 (%)	ACL 3/31/21	Portfolio Changes	Model Assumptions	ACL 6/30/21	ACL 6/30/21 (%)
Tech & LS / HC	Early-Stage Investor Dependent	4.09%	62	1	(8)	55	3.54%
Tech & LS / HC	Mid-Stage Investor Dependent	2.26%	36	4	(2)	38	2.21%
Tech & LS / HC	Later-Stage Investor Dependent	3.35%	69	(2)	(2)	65	3.14%
Tech & LS / HC	Balance Sheet Dependent	1.50%	38	5	5	48	1.72%
Tech & LS / HC	Cash Flow Dep: Sponsor Led Buyout	2.16%	43	1	(1)	43	2.24%
Tech & LS / HC	Cash Flow Dep: Other	1.05%	31	(3)	-	28	0.96%
	Private Bank	0.89%	45	-	2	47	0.88%
	Global Fund Banking	0.22%	60	7	(1)	66	0.21%
	Premium Wine	0.69%	7	-	(1)	6	0.61%
	Other	0.06%	1	(2)	1	-	0.04%
	ACL for loans	0.82%	392	11	(7)	396	0.78%
	ACL for unfunded credit commitments	0.31%	105	10	5	120	0.33%
	ACL for loans and unfunded credit commitments	0.61%*	497	21	(2)	516	0.59%*

* Weighted average ACL ratio for loans outstanding and unfunded credit commitments.

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Q2 2021 Financial Highlights 28

Increased business activity drove core fees higher despite low rate impact on client investment fees; Expect FY’21 core fees % growth in the low double digits excluding BP / high teens including BP Q2 2021 Financial Highlights CORE FEE INCOME1 $ Millions Lending Related Fees Deposit Service Charges Client Investment Fees Credit Card Fees LOC Fees FX Fees Q2’21 activity • Record FX fees (+18% QoQ) driven primarily by PE deal activity and continued hedging • New clients, relationship expansion and higher utilization drove Card fees +11% • Deposit fees +12% on strong deposit growth and transaction volumes • Declining short-term rates continued to pressure client investment fees despite surge in balances as fee margin decreased by 2bps to 3bps • Core fees to be impacted by: 29 1. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 2. Combined assets under management (“AUM”) based on SVB Private Bank’s AUM and Boston Private’s AUM as of June 30, 2021. FY’21 outlook key drivers RECENT ENHANCEMENTS Cards Automated underwriting Rewards and rebates Expense management and controls Full online experience FX Simplified user experience Trading and platform automation 80% target straight through processing Liquidity Custom solutions 40+ liquidity management products 11 12 12 13 13 11 14 20 16 18 21 22 23 25 28 32 32 25 20 15 21 23 25 28 31 36 44 51 57 67 132 147 156 159 172 -30% -20% -10% 0% 10% 20% Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 +56% YoY rebound in core fee income less client investment fees (which have been impacted by near-zero rates) Recovering business activity Gradual improvement, though watching pace of vaccine distributions, COVID-19 spread and shutdowns + New client growth Continued strong client acquisition+ Deepening client engagement From investments in new products and client experience+ Addition of Boston Private’s AUM and enhanced wealth management offering $19.7B combined AUM as of 6/30/212 + Low client investment fees Despite strong growth in balances as near-zero rates pressure fee margin –

Continued momentum from SVB Leerink

Expect FY'21 SVB Leerink revenue to be between $480-510M[1]

SVB Leerink expands our solutions for clients



M&A Advisory
Leveraged Finance
Structured Finance/ Royalties
Equity Capital Markets
Convertible Securities
Alternative Equities
Institutional Equities
Equity Research
MEDACorp
SVBLEERINK
MEDICAL DEVICES
HEALTHCARE SERVICES
COMING SOON: TECHNOLOGY
BIOPHARMA
TOOLS & DIAGNOSTICS
DIGITAL HEALTH & HEALTHTECH

Q2'21 activity

- SVB Leerink continues to capitalize on strong public markets: 23 book-run transactions in Q2 ($4.8B in aggregate deal value)
- Continue to expand leadership, team and capabilities

SVB LEERINK REVENUE[2]
$ Millions

	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21
Total	159	108	151	166	120
Commissions	17	16	18	24	17
Investment Banking	142	92	133	142	103
SVB Leerink expenses[2]	$109M	$78M	$131M	$136M	$99M

FY'21 outlook key drivers

- Shifting conditions may create volatility for market-sensitive revenues:

+ **Strong public markets activity**
  Drives investment banking revenues

+ **New hires and expertise**
  YTD hires to grow Healthcare Services, M&A Advisory and Equity Capital Markets and to establish new Leveraged Finance and Structured Finance practices
  Continue to add talent to deepen and expand capabilities (including technology investment banking)

+ **Strengthening collaboration**
  Between Commercial Bank and SVB Leerink

1. FY'21 SVB Leerink revenue outlook unchanged by acquisition of Boston Private.
2. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation.

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Q2 2021 Financial Highlights 30

Strong warrant and investment gains as exit and fundraising activity remains robust; Gains will fluctuate with changes in valuation and market conditions

Q2’21 activity

- Robust exit and fundraising activity drove improved valuations, warrant exercises and sales of public equity securities
- Investment gains primarily driven by unrealized valuation increases as well as fund distributions related to SVB Capital funds, and $38M realized gains from the sale of Coinbase shares for $166M
- Warrant gains included $78M gains on exercises driven primarily by IPO activity during the quarter and $45M net valuation increases from private fundraising rounds and potential exit activity

FY’21 key drivers

- Shifting conditions may create volatility for warrant and investment gains:

– **Normalizing gains**
After multiple quarters of record or exceptional gains

– **Market volatility**
Impacts valuations, PE/VC investment and exit activity

+ **Strong PE/VC investment activity**
Improves valuations

+ **Robust exit markets**
Ability to realize gains

+ **New client growth**
Opportunity to build warrant portfolio

WARRANT AND INVESTMENT GAINS NET OF NCI[1]
$ Millions



Warrant gains
Investment Securities gains
48
27
21
216
54
162
248
144
104
364
222
142
314
122
192
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21

WARRANTS & NON-MARKETABLE AND OTHER EQUITY SECURITIES[2]
$ Millions



Warrants
Non-marketable and other equity securities[2]
171
590
202
818
203
973
244
1,015
266
1,246
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21

Note: The extent to which unrealized gains (or losses) from investment securities from our non-marketable and other equity securities portfolio as well as our equity warrant assets will become realized is subject to a variety of factors, including, among other things, performance of the underlying portfolio companies, investor demand for IPOs and SPACs, fluctuations in the underlying valuation of these companies, levels of M&A activity and legal and contractual restrictions on our ability to sell the underlying securities.

1. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
2. Net of investments in qualified affordable housing projects and noncontrolling interests.

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Q2 2021 Financial Highlights 31

Net warrant gains more than offset Early-Stage charge-offs over time and offer meaningful earnings support Q2 2021 Financial Highlights 32 WARRANT GAINS NET OF EARLY-STAGE LOSSES $ Millions -3 8 3 3 22 23 11 0 7 37 19 46 71 71 38 55 89 138 237 344 -13 -1 0 -2 -7 -10 -16 -58 -23 -1 -21 -26 -30 -12 -45 -35 -28 -23 -27 -16 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 1H'21 Net Gains on Equity Warrant Assets Cumulative net gains (2002-1H’21 Warrant gains less Early-Stage NCOs) Early-Stage NCOs $827M

3 3 3 8 4/22/21 guidance Incentive compensation SVB Leerink technology investment banking Accelerated business initiatives and infrastructure Current guidance excluding BP Boston Private excluding merger-related charges Current guidance including BP ~ ~ ~ • QoQ increase in noninterest expenses driven by professional service fees related to regulatory and infrastructure investments and $19M merger-related charges from the Boston Private acquisition, partially offset by lower compensation and benefits expenses due to lower warrant incentives and lower SVB Leerink hiring costs in Q2 • Q2 noninterest expenses1 excluding merger-related charges exceeded guidance based on higher-than-forecast incentive compensation from outstanding performance, and strategic hires across the franchise to drive and support growth 320 327 416 445 425 64 67 77 81 97 28 31 42 33 37 3 2 4 4 3 19 19 45 18 17 19 46 45 81 55 55 480 491 665 636 653 55.7% 56.9% 62.7% 58.5% 56.4% -40 60 160 260 360 460 560 660 760 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 NONINTEREST EXPENSES $ Millions Outstanding performance and opportunistic investments drove Q2’21 expenses higher than guidance; Expect FY’21 noninterest expense1% growth excluding merger-related charges in the mid 20s excluding BP / mid 30s including BP Q2’21 activity FY’21 outlook key drivers 3,855 4,216 4,419 4,601 4,808 2 Core Operating Efficiency Ratio2 (excludes merger- related charges) Other Occupancy BD&T Premises and Equipment Professional Services Compensation and benefits Average FTEs Merger-related charges CURRENT VS. PRIOR FY’21 NONINTEREST EXPENSE1 GUIDANCE EXCLUDING MERGER-RELATED CHARGES • Revised outlook incorporates 1) higher incentive compensation (from improved revenue outlook); 2) increased expenses to build SVB Leerink’s technology investment banking practice; 3) accelerated investments to drive and support long-term growth, including infrastructure enhancements to prepare for the potential of becoming a Category III bank3; and 4) Boston Private expenses excluding merger-related charges Note: Outlook excludes estimated ~$100-110M pre-tax merger-related charges in 2H’21 (~80% in Q3 / ~20% in Q4) associated with the Boston Private acquisition. Expect ~$160-190M pre-tax merger-related charges to be incurred over the next 24 months in addition to the $19M recognized in Q2’21. 1. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. Excludes expenses related to NCI. Includes SVB Leerink expenses. 2. Core operating efficiency ratio excludes the impact of SVB Leerink, net gains or losses from investment securities and equity warrant assets and merger-related charges. This is a non-GAAP measure. See “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. Q4’20 core operating efficiency ratio also excludes $29M real estate expenses and $20M SBA PPP donation. 3. Category III standards will become applicable at >$250B in average total consolidated assets or >$75B in weighted short-term wholesale funding, nonbank assets or off-balance-sheet exposure. Q2 2021 Financial Highlights 33 High teens % growth Mid 20s % growth Mid 30s % growth Improve employee enablement Drive revenue growth Enhance risk management Enhance client experience See page 12 ~

Summary Q2 2021 Financial Highlights 34 Thriving markets Innovation is driving economic growth, and digital adoption and activity in healthcare are accelerating Robust liquidity Substantial PE/VC dry powder and strong demand for alternative assets provide fuel for long-term growth Improving economic environment Increased business activity with vaccine distributions and re-openings – monitoring new COVID-19 variants and continued spread Long-term focus Accelerating investments to drive and support scalable long-term growth Well-positioned for long-term growth Robust earnings power with diverse revenue streams to drive earnings throughout cycles; coiled-spring potential of eventual rate increases as economy improves Executing on our vision Consistent progress and bold steps to advance and expand our platform, including acquiring Boston Private and building out a full technology investment bank

Appendix Q2 2021 Financial Highlights 35

36 For nearly 40 years, we have helped innovators, enterprises and their investors move bold ideas forward, fast. U.S. venture-backed technology and healthcare IPOs in 1H’21 U.S. venture-backed technology and life science companies ~50% 73%6 Corp Fin Revenue >$75M Accelerator (Early-Stage) Revenue <$5M Growth Revenue $5M–$75M Investors Private Equity Venture Capital Individuals Influencers: Entrepreneurs, Investors, Executives Technology & Life Sciences/Healthcare Our mission is to increase clients’ probability of success. We bank: The bank of the global innovation economy Q2 2021 Financial Highlights

Differentiated business model 37 PRIVATE EQUITY ANGEL INVESTORS MANAGEMENT TEAMS VENTURE CAPITAL CAPITAL MARKETS CORPORATE VENTURING GOVERNMENT R&D UNIVERSITIES ENTREPRENEURS SERVICE PROVIDERS At the center of the innovation ecosystem PRIVATE BANKING & WEALTH MANAGEMENT GLOBAL COMMERCIAL BANKING INVESTMENT SOLUTIONS FUNDS MANAGEMENT RESEARCH & INSIGHTS INVESTMENT BANKING Deep sector expertise Comprehensive solutions Unparalleled access, connections and insights to make NEXT happen NOW Q2 2021 Financial Highlights LIFE SCIENCE & HEALTHCARE SOFTWARE & INTERNET PREMIUM WINE BANKING INVESTORS ENERGY & RESOURCE INNOVATION FINTECH HARDWARE & FRONTIER TECH

0.51% 0.34% 0.32% 0.23% 0.16% 0.27% 0.22% 0.24% 0.20% 0.43% 2017 2018 2019 2020 1H'21 21.2 25.6 29.9 37.3 48.1 2017 2018 2019 2020 1H'21 1.4 1.9 2.1 2.2 1.4 3.05% 3.57% 3.51% 2.67% 2.16% -2% -1% 0% 1% 2% 3% 4% $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2017 2018 2019 2020 1H'21 Key performance indicators Q2 2021 Financial Highlights AVERAGE TOTAL LOANS $ Billions AVERAGE TOTAL CLIENT FUNDS $ Billions CORE FEES AND SVB LEERINK REVENUE2 $ Millions NET CHARGE-OFFS AND NON-PERFORMING LOANS NET INTEREST INCOME AND NIM $ Billions Net Interest Margin Net Interest Income1 Average Client Investment Funds Average Deposits Core Fee Income NPLs3 51.5 75.1 91.6 117.4 163.042.7 48.1 55.1 75.0 122.2 94.2 123.2 146.7 192.4 285.2 2017 2018 2019 2020 1H'21 642 603 331 252 481 286379 516 894 1,084 617 2017 2018 2019 2020 1H'21 38 1. Net interest income presented on a fully taxable equivalent basis. 2. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 3. Non-performing loans as a percentage of period-end total loans. 4. Net loan charge-offs as a percentage of average total loans. $9.20 $18.11 $21.73 $22.87 $19.10 12.4% 20.6% 20.0% 16.8% 24.1% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 2017 2018 2019 2020 1H'21 ROE and EPS Diluted EPS Return on Equity Less Q1’21 $80M GFB potential fraud incident 0.09% SVB Leerink Revenue (Investment Banking Revenue and Commissions) NCOs4

25% 15% 12% 3% 24% 17% 3% 1% 20% 33%25% 12% 2% 7% 1% Strong liquidity franchise Uniquely positioned to drive balance sheet growth On and off- balance sheet liquidity solutions1 2 Diversified sources of liquidity from high-growth markets 3 Low cost deposits 40+ liquidity management products to meet clients’ needs and optimize pricing and mix 68% of total Q2’21 average deposits are noninterest-bearing $134B $174B ON-BALANCE SHEET DEPOSITS OFF-BALANCE SHEET CLIENT FUNDS 4bps 11 bps SVB TOP 50 BANKS3 $308B TOTAL CLIENT FUNDS Early-Stage Life Science/ Healthcare Early-Stage Technology Private Bank International2 Life Science/ Healthcare Technology Other U.S. Global Fund Banking OBS CLIENT FUNDS CLIENT NICHE1: Q2 2021 Financial Highlights 39 1. As of June 30, 2021. Represents management view of client niches. 2. International balances do not tie to regulatory definitions for foreign exposure. Includes clients across all client niches and life-stages, with International Global Fund Banking representing 4% of total client funds. 3. Source: S&P Global Market Intelligence average for 22 of the top 50 US banks by asset size as of July 21, 2021. DEPOSITSQ2’21 AVERAGE BALANCES Q2’21 AVERAGE COST OF DEPOSITS

PERIOD-END ASSETS $ Billions PERIOD-END LIABILITIES $ Billions 46.9 51.7 64.4 107.1 151.4 -$5 $15 $35 $55 $75 $95 $115 $135 $155 2017 2018 2019 2020 6/30/21 51.2 56.9 71.0 115.5 163.4 -$10 $10 $30 $50 $70 $90 $110 $130 $150 $170 2017 2018 2019 2020 6/30/21 High-quality balance sheet growth driven by deposits Q2 2021 Financial Highlights Noninterest- bearing Deposits Borrowings Interest-bearing Deposits Other Liabilities 40 88% of assets in high-quality investments and low credit loss experience lending* Noninterest-bearing deposits 67% of total liabilities * Based on cash, fixed income investment portfolio and Global Fund Banking and Private Bank loan portfolios as of June 30, 2021. Net Loans Other Assets Non-marketable Securities (primarily VC & LIHTC investments) Held-to Maturity Securities Available-for- Sale Securities Cash and Cash Equivalents

PERIOD-END AVAILABLE- FOR-SALE SECURITIES $ Billions PERIOD-END HELD-TO- MATURITY SECURITIES $ Billions High-quality and liquid investment portfolio Q2 2021 Financial Highlights 41 Municipal bonds and notes U.S. agency debentures Agency-issued commercial mortgage-backed securities Agency-issued collateralized mortgage obligations – variable rate U.S. Treasury securities Agency-issued collateralized mortgage obligations – fixed rate Agency-issued residential mortgage-backed securities 11.1 7.8 14.0 30.9 23.9 $ $ $ $ $ $ $ $ $ $ 2017 2018 2019 2020 6/30/21 12.7 15.5 13.8 16.6 60.0 $ 2017 2018 2019 2020 6/30/21 Opportunistically buying strong credit-quality munis and corporate bonds to support portfolio yields Equity securities* U.S. Treasuries and agency-backed securities make up 93% of fixed income portfolio Corporate bonds * Equity securities in public companies are reported in available-for-sale securities in 2017. Upon the adoption of ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, on January 1, 2018, these equity securities are reported in non-marketable and other equity securities. Managing for flexibility and positioning for higher rates (targeting ~2y hedge-adjusted AFS portfolio duration)

4.5 5.5 7.0 8.9 10.9 14.4 16.7 19.9 23.1 28.3 33.2 45.2 50.8 11% 10% 8% 9% 9% 8% 6% 6% 6% 6% 5% 3% 3% 0% 2% 4% 6% 8% 10% 12% $. $10. $20. $30. $40. $50. 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 6/30/21 Improved risk profile, with growth driven by lowest risk portfolio segments Q2 2021 Financial Highlights Early-Stage ID % of total loans Other* Technology and Life Science/Healthcare Premium Wine Private Bank Global Fund Banking PERIOD-END TOTAL LOANS $ Billions Early-Stage Investor Dependent (“ID”) loans, our highest risk segment, now only 3% of total loans, down from 11% in 2009 and 30% in 2000 42* Includes $1.6B of SBA PPP loans in 2020 and $0.9B as of June 30, 2021. 71% of loans in Global Fund Banking and Private Bank, segments with lowest historical credit losses

Long history of strong, resilient credit Q2 2021 Financial Highlights 43 1. Non-performing loans as a percentage of period-end total loans. 2. Net loan charge-offs as a percentage of average total loans. 3. Pullback in VC investment. We’ve successfully navigated economic cycles before and our risk profile has improved 1.07% 1.03% 0.97% 0.62% 0.64% 0.26% 0.31% 0.18% 1.57% 1.15% 0.71% 0.52% 0.42% 0.47% 0.27% 0.73% 0.59% 0.51% 0.34% 0.32% 0.23% 0.16% 3.32% 1.02% 0.25% -0.08% 0.10% 0.04% 0.14% 0.35% 0.87% 2.64% 0.77% -0.02% 0.31% 0.33% 0.32% 0.30% 0.46% 0.27% 0.22% 0.24% 0.20% 0.43% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 1H'21 NON-PERFORMING LOANS & NET CHARGE-OFFS IMPROVED LOAN MIX % of period- end total loans NCOs2NPLs1 Global Financial CrisisDotcom Bubble Crash 2009 11% Early-Stage 30% GFB + Private Bank Q2’21 3% Early-Stage 71% GFB + Private Bank 2000 30% Early-Stage 5% GFB + Private Bank COVID-19 Pandemic Less Q1’21 $80M GFB potential fraud incident VC Recalibration3 0.09%

Low credit risk capital call lines of credit

Largest driver of loan growth over past 7 years; strong underwriting and well-diversified

Global Fund Banking capital call lending

Short-term lines of credit used by PE and VC funds to support investment activity prior to the receipt of Limited Partner capital contributions

59%[1] **of total loans**

Strong **sources of repayment**

LIMITED PARTNER COMMITMENTS and robust secondary markets	**VALUE OF FUND INVESTMENTS** with solid asset coverage

Q1'21 potential fraud loss is an isolated event in our ~30 years of capital call lending

Global Fund Banking portfolio[2]

BY INVESTMENT STYLE



PE Funds
VC funds
19%
Real Estate
5%
Debt
8%
Other
13%
Fund of Funds
14%
Buyout
19%
Growth
22%

BY INDUSTRY



Energy
Other
Infrastructure
Natural Resources
3%
7%
FinTech
5%
Life Sciences
10%
Real Estate
7%
Industrial
6%
Consumer
10%
Debt
13%
Technology
36%

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1. Capital call lines represent 97% of GFB portfolio.
2. Based on total GFB loan commitments (funded + unfunded) as of June 30, 2021.

Q2 2021 Financial Highlights 44

Supporting innovation around the world Q2 2021 Financial Highlights 45 Q2’21 VC investment by market*  SVB Financial Group’s offices  SVB Financial Group’s international banking network $174B AMERICAS $62B EMEA $85B APAC * As of June 30, 2021. Source: PitchBook. 45 Expanding our platform globally Israel Tel Aviv Business development 2008 U.K. 2004 China 2005 Shanghai Hong Kong (2009) Beijing (2010) Business development London Full-service branch (2012) China Joint Venture 2012 SPD Silicon Valley Bank (JV) Shanghai Additional JV branches Beijing (2017) Shenzhen (2018) Europe 2016 Ireland (2016) Business development Germany (2018) Lending branch Denmark (2019) Business development Canada 2019 Toronto (2019) Lending branch Vancouver (2020) Business development

$7.7 $10.4 $11.6 $15.1 $29.1 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 2017 2018 2019 2020 1H'21 $1.9 $2.8 $3.9 $5.4 $7.8 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 2017 2018 2019 2020 1H'21 Growing international activity Q2 2021 Financial Highlights 46 $7.8B INTERNATIONAL AVERAGE LOANS 16% of total loans $4.1B INTERNATIONAL AVERAGE OBS CLIENT FUNDS 3% of total OBS client funds $1.4 $2.4 $3.0 $3.3 $4.1 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 2017 2018 2019 2020 1H'21 $33.8 $54.0 $67.0 $75.3 $55.4 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 2017 2018 2019 2020 1H'21 $29.1B INTERNATIONAL AVERAGE DEPOSITS 24% of total deposits $55.4M INTERNATIONAL CORE FEE INCOME1 17% of total core fees Note: Reflects figures for our international operations in the U.K., Europe, Israel, Asia and Canada. This management segment view does not tie to regulatory definitions for foreign exposure. 1. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 2. 2017-2020 CAGR.

12.38% 20.57% 20.03% 16.83% 24.14% 9.77% 12.76% 11.80% 8.27% 14.27% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 2017 2018 2019 2020 1H'21 Industry-leading performance Q2 2021 Financial Highlights 47 Strong return on equity Strong total shareholder return RETURN ON EQUITY 1/1/16 7/1/16 1/1/17 7/1/17 1/1/18 7/1/18 1/1/19 7/1/19 1/1/20 7/1/20 1/1/21 SVB 4.7x BKX 1.7x S&P 500 2.1x TOTAL SHAREHOLDER RETURN3 1/1/16-6/30/21 1. Source: S&P Global Market Intelligence. “Peers” refers to peer group as reported in our Proxy Statement for each year and is subject to change on an annual basis. 2. 1H’21 represents annualized ROE. 1H’21 peer ROE includes 8 of 15 peers as of July 21, 2021. 3. Cumulative total return on $100 invested on 1/1/16 in stock or index. Includes reinvestment of dividends. SVB Peer Average1 6/30/21 2

Increasing diversity, equity and inclusion ("DEI") at SVB, with our partners and across the innovation economy

Embracing diverse perspectives and fostering a culture of belonging

1 Start with values and culture

We start with **EMPATHY** for others.

We speak & act with **INTEGRITY**.

We embrace **DIVERSE** perspectives.

We take **RESPONSIBILITY**.

We keep **LEARNING & IMPROVING**.

2 Take a multipronged approach with measurable goals

- Chief Diversity Officer & executive-led DEI Steering Committee
- Employee resource groups
- Employee awareness programs, regular training & educational opportunities
- Fair pay analysis
- Full-time Diversity Recruiting Director
- Leadership development
- Hiring outreach programs, university scholarships & strategic partnerships

Increase diversity of senior leaders to **56%** by 2025

Reach senior leadership gender parity **50/50** by 2030

3 Measure and communicate progress

DIVERSITY AT SVB*	Total Workforce	Senior Leaders	Board Members
Diverse (US)	67%	52%	67%
Female (Global)	44%	34%	33%
Racial Minority (US)	41%	29%	17%

Championing causes that impact access to and diversity in the innovation economy

Access to Innovation

Our signature program to increase funding for startups founded by women, Black, Latinx or other underrepresented groups and to advance diversity and gender parity in leadership of innovation companies

2020 CONTRIBUTIONS

34	$1.0M	$3.1M	$20M
Partner organizations focused on furthering DEI in innovation	Donated to causes supporting gender parity in innovation	Support for diverse, emerging talent in innovation	Donated SBA PPP fees (net of costs incurred) to diversity and community efforts (donations will be managed through the SVB Foundation)

Note: Refer to www.svb.com/living-our-values/inclusion-diversity for more information. Website content/links are not a part of this presentation.
* Metrics for total workforce and senior leaders as of March 31, 2021 and for board members as of April 22, 2021. Diverse includes (as disclosed to us) any woman, any person of color, veteran or person with disability. Person of color refers to anyone who self identifies as Hispanic/Latino, Black or African American, Asian, American Indian or Native Alaskan, Native Hawaiian or Other Pacific Islander or Two or More Races/Other. We utilize this blended measure to include different backgrounds and social categorizations. Senior leader includes the following job levels: Executive Committee (includes our executive officers) and leaders from certain top levels of SVB's two highest bands of management.

svb

Q2 2021 Financial Highlights 48

Strong, seasoned management team

Diverse experience and skills to help direct our growth



Dan Beck
CHIEF FINANCIAL OFFICER
4 years at SVB



Greg Becker
PRESIDENT AND CEO
SVB FINANCIAL GROUP
28 years at SVB



Yvette Butler
PRESIDENT OF SVB PRIVATE BANK & WEALTH MANAGEMENT
3 years at SVB



Marc Cadieux
CHIEF CREDIT OFFICER
29 years at SVB



John China
PRESIDENT OF SVB CAPITAL
25 years at SVB



Phil Cox
CHIEF OPERATIONS OFFICER
12 years at SVB



Anthony DeChellis
CEO SVB PRIVATE BANK & WEALTH MANAGEMENT
<1 year at SVB



Mike Descheneaux
PRESIDENT
SILICON VALLEY BANK
15 years at SVB



Michelle Draper
CHIEF MARKETING OFFICER
8 years at SVB



Chris Edmonds-Waters
CHIEF HUMAN RESOURCES OFFICER
17 years at SVB



Laura Izurieta
CHIEF RISK OFFICER
5 years at SVB



Jeffrey Leerink
CHIEF EXECUTIVE OFFICER
SVB LEERINK
2 years at SVB



John Peters
CHIEF AUDITOR
14 years at SVB



Michael Zuckert
GENERAL COUNSEL
7 years at SVB

12 years
average tenure at SVB

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Q2 2021 Financial Highlights 49

Glossary Q2 2021 Financial Highlights 50 The following terms are used throughout this presentation to refer to certain SVB-specific metrics: Non-GAAP Measures (Please see “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release and non-GAAP reconciliations at the end of this presentation) Core Fee Income – Fees from letters of credit, client investments, credit cards, deposit service charges, foreign exchange and lending-related fees, in aggregate. Core Fee Income plus SVB Leerink Revenue – Core fee income, from above, plus investment banking revenue and commissions. SVB Leerink Revenue and Expenses – SVB Leerink revenue defined as investment banking revenue and commissions and excludes other income earned by SVB Leerink. SVB Leerink expenses represents all SVB Leerink operating and acquisition related expenses. Core Operating Efficiency Ratio – Calculated by dividing noninterest expense after adjusting for noninterest expense from SVB Leerink, NCI and merger-related charges resulting from the acquisition of Boston Private by total revenue, after adjusting for gains or losses on investment securities and equity warrant assets, SVB Leerink revenue and NCI. This ratio excludes merger-related charges, income and expenses related to SVB Leerink and certain financial items where performance is typically subject to market or other conditions beyond our control. Gains (losses) on Investment Securities, Net of Non-Controlling Interests – Net gains on investment securities include gains and losses from our non-marketable and other equity securities, which include public equity securities held as a result of exercised equity warrant assets, gains and losses from sales of our Available-For-Sale debt securities portfolio, when applicable, and carried interest. This measure excludes amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost. Note regarding Q2’21 expectations presented and non-GAAP measures – Non-GAAP Core Fee Income and SVB Leerink Revenue collectively represent noninterest income, but exclude certain line items where performance is typically subject to market or other conditions beyond our control. Non-GAAP Noninterest Expense represents noninterest expense, but excludes expenses attributable to noncontrolling interests. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of these non-GAAP measures to the comparable GAAP financial measures for Q2’21 is included in this presentation, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. Other Measures Total Client Funds – The sum of on-balance sheet deposits and off-balance sheet client investment funds. Fixed Income Securities – Available-for-sale ("AFS") and held-to-maturity ("HTM") securities held on the balance sheet.

Acronyms and abbreviations Q2 2021 Financial Highlights 51 LOC – Letter of credit LTV – Loan-to-value LS – Life science M&A – Merger & acquisition MBS – Mortgage-backed security Munis – Municipal bonds NCI – Non-controlling interests NCO – Net charge-off NII – Net interest income NIM – Net interest margin NPL – Non-performing loan OBS – Off-balance sheet OCI – Other comprehensive income PE – Private equity QoQ – Quarter over quarter Repo – Repurchase agreement RMBS – Residential mortgage-backed security ROE – Return on equity SEC – Securities & Exchange Commission SBA PPP – Small Business Administration Paycheck Protection Program SPAC – Special purpose acquisition company SVBFG – SVB Financial Group TBV – Tangible book value TCP – Total client position Tech – Technology UST – U.S. Treasury security VC – Venture capital YoY – Year over year YTD – Year to date ACL – Allowance for credit losses AFS – Available-for-sale API – Application programming interface AUM – Assets under management BP – Boston Private Bp – Basis point BD&T – Business development & travel CAGR – Compound annual growth rate CECL – Current expected credit losses CFD – Cash-flow dependent CMO – Collateralized mortgage obligation CMBS – Commercial mortgage-backed security Corp Fin – Corporate Finance CRA – Community Reinvestment Act DEI – Diversity, equity and inclusion Dep – Dependent EOP – End of period Ex – Excluding EPS – Earnings per share FHLB – Federal Home Loan Bank FRB – Federal Reserve Board FTE – Full-time employee FX – Foreign exchange GFB – Global Fund Banking HC – Healthcare HNW/UHNW – High net worth, ultra high net worth HTM – Held-to-maturity ID – Investor dependent IPO – Initial public offering LIHTC – Low income housing tax credit funds

Non-GAAP reconciliations 52Q2 2021 Financial Highlights

Non-GAAP reconciliation Core Fee Income Q2 2021 Financial Highlights Non-GAAP core fee income (dollars millions) Year ended December 31, 2017 2018 2019 2020 1H’21 GAAP noninterest income 557 745 1,221 1,840 1,505 Less: gains on investment securities, net 65 88 135 421 472 Less: net gains on equity warrant assets 54 89 138 237 344 Less: other noninterest income 59 52 55 98 72 Non-GAAP core fee income plus SVB Leerink revenue 379 516 893 1,084 617 Investment banking revenue — — 195 414 245 Commissions — — 56 67 41 Less: total non-GAAP SVB Leerink revenue — — 251 481 286 Non-GAAP core fee income 379 516 642 603 331 53 See “Use of non-GAAP Financial Measures” in our Q2 2021 Earnings Release for more information.

Non-GAAP reconciliation

Core Operating Efficiency Ratio

(Dollars in millions, except ratios)		2017	2018	2019	2020	1H'21
		Year ended December 31,				
GAAP noninterest expense	A	1,011	1,188	1,601	2,035	1,289
Less: expense attributable to noncontrolling interests		1	—	1	—	—
Non-GAAP noninterest expense, net of noncontrolling interests		1,010	1,188	1,600	2,035	1,289
Less: expense attributable to SVB Leerink		—	—	253	379	235
Less: real estate expenses		—	—	—	29	—
Less: charitable donation of net PPP loan origination fees		—	—	—	20	—
Less: Merger-related charges		—	—	—	—	19
Non-GAAP noninterest expense, net of noncontrolling interests, SVB Leerink and other non-recurring expenses	B	1,010	1,188	1,348	1,606	1,035
GAAP net interest income		1,420	1,894	2,097	2,156	1,388
Adjustments for taxable equivalent basis		3	9	12	16	12
Non-GAAP taxable equivalent net interest income		1,423	1,903	2,109	2,172	1,400
Less: income attributable to noncontrolling interests		—	—	1	1	—
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests		1,423	1,903	2,108	2,171	1,400
Less: net interest income attributable to SVB Leerink		—	—	1	—	—
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests and SVB Leerink		1,423	1,903	2,107	2,171	1,400
GAAP noninterest income		557	745	1,221	1,840	1,505
Less: income attributable to noncontrolling interests		29	38	49	86	138
Non-GAAP noninterest income, net of noncontrolling interests		528	707	1,173	1,754	1,367
Less: Non-GAAP net gains on investment securities, net of noncontrolling interests		35	50	86	334	334
Less: net gains on equity warrant assets		55	89	138	237	344
Less: investment banking revenue		—	—	195	414	245
Less: commissions		—	—	56	67	41
Non-GAAP noninterest income, net of noncontrolling interests and net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions		438	568	697	702	403
GAAP total revenue	C	1,977	2,639	3,318	3,996	2,893
Non-GAAP taxable equivalent revenue, net of noncontrolling interests and SVB Leerink, net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions	D	1,861	2,471	2,805	2,873	1,803
GAAP operating efficiency ratio (A/C)		51.11%	45.02%	48.26%	50.92%	44.56%
Non-GAAP core operating efficiency ratio (B/D)		54.26%	48.06%	48.06%	55.90%	57.40%

svb

See "Use of non-GAAP Financial Measures" in our Q2 2021 Earnings Release for more information.

Q2 2021 Financial Highlights 54

Important information regarding forward-looking statements and use of non-GAAP financial measures Q2 2021 Financial Highlights 55 The Company’s financial results for 2020 reflected in this presentation are unaudited. This document should be read in conjunction with the Company’s SEC filings. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private SecuritiesLitigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are statements that are not historical facts, such as forecasts of our future financial results and condition, expectations for our operations and business, and our underlying assumptions of such forecasts and expectations. In addition, forward-looking statements generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. In this presentation, we make forward-looking statements discussing management’s expectations for 2021 about, among other things, economic conditions; the continuing and potential effects of the COVID-19 pandemic; opportunities in the market; the outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains, loan growth, loan mix and loan yields, credit quality, deposits, noninterest income, and expense levels; our expected effective tax rate; accounting impact; financial results (and the components of such results) and the integration of Boston Private. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in economic, business circumstances that are difficult to predict and regulatory factors and trends, which are outside our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: market and economic conditions (including the general condition of the capital and equity markets, and IPO, secondary offering, SPAC fundraising, M&A and financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments); the COVID-19 pandemic and its effects on the economic and business environments in which we operate, and its effects on our operations, including, as a result of, prolonged work-from-home arrangements; the impact of changes from the Biden-Harris administration and the U.S. Congress on the economic environment, capital markets and regulatory landscape, including monetary, tax and other trade policies; changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs; the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios; the adequacy of our allowance for credit losses and the need to make provisions for credit losses for any period; the sufficiency of our capital and liquidity positions; changes in the levels of our loans, deposits and client investment fund balances; changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; variations from our expectations as to factors impacting our cost structure; changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; variations from our expectations as to factors impacting the timing and level of employee share-based transactions; the occurrence of fraudulent activity, including breaches of our information security or cyber security-related incidents; business disruptions and interruptions due to natural disasters and other external events; the impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties; the expansion of our business internationally, and the impact of international market and economic events on us; the effectiveness of our risk management framework and quantitative models; our ability to maintain or increase our market share, including through successfully implementing our business strategy and undertaking new business initiatives, including through the integration of Boston Private; greater than expectedcosts or other difficulties related to the integration of our business and that of Boston Private; variations from our expectations as to the amount and timing of business opportunities, growth prospects and cost savings associated with the acquisition of Boston Private; the inability to retain existing Boston Private clients and employees following the Boston Private acquisition; unfavorable resolution of legal proceedings or claims, as well as legal or regulatory proceedings or governmental actions; variations from our expectations as to factors impacting our estimate of our full-year effective tax rate; changes in applicable accounting standards and tax laws; and regulatory or legal changes and their impact on us. The operating and economic environment during the second quarter continued to be impacted by the COVID-19 pandemic and related government orders. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, potential variations of the virus, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including (i) our latest Annual Report on Form 10-K, (ii) our most recent Quarterly Report on Form 10-Q, and (iii) our most recent earnings release filed on Form 8-K. These documents contain and identify important risk factors that could cause the Company’s actual results to differ materially from those contained in our projections or other forward-looking statements. All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this presentation, except as required by law. This presentation shall not constitute an offer or solicitation in connection with any securities. Use of Non-GAAP Financial Measures To supplement our financial disclosures that are presented in accordance with GAAP, we use certain non-GAAP measures of financial performance (including, but not limited to, non-GAAP core fee income, non-GAAP SVB Leerink revenue and expenses, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, non-GAAP noninterest expense and non- GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to non-controlling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. Under the “Use of Non-GAAP Financial Measures” section in our latest earnings release filed as an exhibit to our Form 8-K on July 22, 2021, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure. Please refer to that section of the earnings release for more information.

SVB Financial Group is the holding company for all business units and groups © 2021 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB LEERINK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. About SVB Financial Group For nearly 40 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at www.svb.com. 56Q2 2021 Financial Highlights

Q2 2021 Financial Highlights @SVBFinancialGroup Silicon Valley Bank @SVB_Financial www.svb.com 57